ELEPHANT TALK COMMUNICATIONS

Receives Non-Compliance Notice from NYSE MKT

SCHIPHOL, THE NETHERLANDS – May 23, 2013 - Elephant Talk Communications Corp. (NYSE MKT: ETAK), a leading international provider of proprietary Software Defined Network Architecture (Software DNA™) platforms for the telecommunications industry that empower Mobile (Virtual) Network Operators (MNOs and MVNOs) and a market leader in providing solutions to counter electronic fraud in the cloud, announced today it has received a non-compliance notice from the NYSE MKT, in that the Company has sustained losses which are so substantial in relation to its overall operations, or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE MKT, as to whether it will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing, the Company must submit a specific plan of compliance (the “Plan”) by May 31, 2013 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by June 30, 2013 (the “Plan Period”). If the Plan is accepted, the Company may be able to continue its listing during the Plan Period, but will be subject to continued periodic review by the NYSE MKT.

If the Company does not submit a Plan by May 31, 2013 or the Plan is not accepted by the NYSE MKT, it will be subject to delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by June 30, 2013, or if the Company does not make progress consistent with the Plan during the Plan Period, the NYSE MKT will initiate delisting proceedings, as appropriate.

The NYSE MKT’s notice has no immediate effect on the listing of the Company’s common stock on the NYSE MKT. The Company is taking immediate action in response to this notice in order to regain compliance with the continued listing requirements and will submit the Plan on or before May 31, 2013.

“We anticipated receiving this notice and are in continuing discussions with the NYSE MKT regarding the steps necessary to regain compliance.” said Steven van der Velden, Chief Executive Officer of the Company. “We strongly believe we have options available and will take the appropriate steps to secure additional capital and regain compliance.”

Elephant Talk Communications Corp.

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

Telephone: +1 31 20 653 5916

About Elephant Talk:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNATM) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, Full OSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers including Vodafone, T-Mobile and Zain, and virtually all business is focused on tier 1 and tier 2 operators worldwide. Visit: www.elephanttalk.com.

About ValidSoft:

ValidSoft Limited has been a wholly owned subsidiary of Elephant Talk Communications since early 2010 and underpins its mobile/cloud security offering. The company is a market leader in providing solutions to counter electronic fraud and safeguarding consumer privacy relating to a variety of bank, card, internet and telephone channels. ValidSoft's solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), the security of the relevant telecommunication channel used (Secure Communications), and the integrity of transactions itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner while being very easy to use. The company counts several leading worldwide service providers and institutions amongst its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit: www.validsoft.com.

Elephant Talk Communications Corp.

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

Telephone: +1 31 20 653 5916

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Investor Relations Contacts:

Steve Gersten

Elephant Talk Communications

+1 813 926 8920

steve.gersten@elephanttalk.com

Peter Salkowski

The Blueshirt Group

+1 415 489 2184

peter@blueshirtgroup.com

Public Relations Contacts:

UK: Fishburn Hedges

+44 (0)20 7839 4321

validsoft@fishburn-hedges.co.uk

US: Fishburn Hedges

Jessica Morris

+ 1 212 459 6232

Jessica.Morris@fishburn-hedges.com

Elephant Talk Communications Corp.

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

Telephone: +1 31 20 653 5916